     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 1998

                                                     REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            ACCUSTAFF INCORPORATED
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                               ----------------

          FLORIDA                                           59-3116655
      (STATE OR OTHER                                    (I.R.S. EMPLOYER
      JURISDICTION OF                                 IDENTIFICATION NUMBER)
     INCORPORATION OR                                   MARC M. MAYO, ESQ.
       ORGANIZATION)                                   SENIOR VICE PRESIDENT
   ONE INDEPENDENT DRIVE                                AND GENERAL COUNSEL
  JACKSONVILLE, FL 32202                               ONE INDEPENDENT DRIVE
       904-360-2000                                   JACKSONVILLE, FL 32202
  (ADDRESS, INCLUDING ZIP                                  904-360-2000
    CODE, AND TELEPHONE                              (NAME, ADDRESS, INCLUDING
  NUMBER, INCLUDING AREA                                     ZIP CODE,
   CODE, OF REGISTRANT'S                               AND TELEPHONE NUMBER,
    PRINCIPAL EXECUTIVE                                   INCLUDING AREA
         OFFICES)                                       CODE, OF AGENT FOR
                                                             SERVICE)

                               ----------------

                                  COPIES TO:

                            MICHAEL B. KIRWAN, ESQ.
                    LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                          50 N. LAURA ST., SUITE 2800
                            JACKSONVILLE, FL 32202

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

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
                                          PROPOSED
                                          MAXIMUM         PROPOSED
                            AMOUNT       AGGREGATE         MAXIMUM        AMOUNT OF
    TITLE OF SHARES         TO BE      OFFERING PRICE     AGGREGATE      REGISTRATION
   TO BE REGISTERED       REGISTERED    PER SHARE(1)  OFFERING PRICE(1)      FEE
-------------------------------------------------------------------------------------
Common Stock, $.01 par
 value per                2,423,620
 share.................     shares         $34.38        $83,324,055      $24,580.60

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(1)  Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on March 31, 1998, as reported on the New York Stock Exchange.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 6, 1998

                                  PROSPECTUS

                               2,423,620 SHARES

                            ACCUSTAFF INCORPORATED

                                 COMMON STOCK

  This prospectus relates to 2,423,620 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of AccuStaff Incorporated., a Florida corporation (the "Company"). All of these Shares were acquired by certain shareholders (the "Selling Shareholders") from the Company in connection with the acquisition by the Company of Office Specialists, Inc. and Schwab-Carrese Associates, Inc. See "Selling Shareholders". The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution".

  The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges including the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of the Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; and (e) through the writing of options on the Shares. See "Selling Shareholders" and "Plan of Distribution".

  None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company will bear all expenses in connection with the registration of the shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with respect to sales of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

  The shares of Common Stock of the Company are traded on the New York Stock
Exchange ("NYSE") under the symbol ASI. On April   , 1998, the last sales
price for the shares of Common Stock as reported by NYSE was $      per share.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is                , 1998

                             AVAILABLE INFORMATION

  Additional information regarding AccuStaff Incorporated and the shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's world wide web site address: http://www.sec.gov. The Common Stock is listed on the NYSE under the symbol "ASI," and reports, proxy statements and other information concerning the Company are available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 0-24484) are hereby incorporated by reference into this Prospectus:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

    (2) The description of AccuStaff Common Stock set forth in AccuStaff's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

  The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Michael D. Abney, Senior Vice President and Chief Financial Officer, AccuStaff Incorporated, One Independent Drive, Jacksonville, Florida 32202, telephone number (904) 360-2000.

                                  THE COMPANY

  The Company is a global provider of business services, including consulting, training, outplacement, outsourcing and strategic staffing services to businesses, professional and service organizations and governmental agencies through a network of over 1,000 offices including 600 Company-owned, 83 franchised and 375 associated offices throughout the United States, United Kingdom, Europe, Canada, and Latin America. The Company's business is comprised of six divisions, Information Technology, Professional Services, Commercial, Teleservices, Health Care and Private Label. The Company's revenues are primarily from the United States, as the Company's global expansion began during 1997 through a series of acquisitions.

  The Company is incorporated under the laws of the State of Florida. The address and telephone number of its principal executive offices are One Independent Drive, Jacksonville, Florida, 32202, telephone number (904) 360-2000.

                             SELLING SHAREHOLDERS

  The following table sets forth (i) the name of each of the Selling Shareholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby, and
(iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder after completion of the offering.

                                          SHARES                    SHARES
                                       BENEFICIALLY   SHARES     BENEFICIALLY
                                      OWNED PRIOR TO   BEING         OWNED
        SELLING SHAREHOLDER           OFFERING(1)(2)  OFFERED  AFTER OFFERING(2)
        -------------------           -------------- --------- -----------------
Richard A. Koplow(3)................      967,212      258,705       708,507
Florence Koplow(4)..................      786,207      258,705       527,502
Lawrence E. Derito(5)...............      249,561       98,000       151,561
Douglas N. Koplow(6)................        8,201        8,201             0
Robert M. Whalen(7).................       38,634       38,634             0
Patricia McDonough(8)...............       32,635       32,635             0
Brent Road Limited Partnership(9)...      181,005      102,353        78,652
The Lexington Trust, dated December
 24, 1985(10).......................      168,098       95,009        73,089
The Concord Trust, dated December
 28, 1985(11).......................      168,098       95,009        73,089
AnnaMarie B. Phillips(12)...........        5,271        5,271             0
Francis P. Carrese(13)..............      105,420      105,420             0
James K. Schwab(14).................      105,420      105,420             0
Ronald W. Grant(15).................       47,439       47,439             0
Bear, Stearns International Limited.    1,172,819    1,172,819             0
                                        ---------    ---------     ---------
  Total.............................    4,036,020    2,423,620     1,612,400

--------
 (1) All share ownership information was provided to the Company by the Selling Shareholders.
 (2) Assumes that all of the Shares held by the Selling Shareholders and being offered hereby are sold, and that the Selling Shareholders acquire no additional shares of Common Stock prior to completion of this offering. Each Selling Shareholder beneficially owns less than 1% of the total number of shares of Common Stock outstanding, except that, prior to this offering, Bear, Stearns International Limited beneficially owns 1.12% of the total number of shares of Common Stock outstanding.
 (3) Mr. Koplow served as Chairman of the Board and Treasurer of Office Specialists, Inc. prior to its acquisition by the Company. Includes (i) 546,778 shares (146,178 shares after the offering) beneficially owned as co-trustee of two trusts for the benefit of Mr. Koplow's children and
     (ii) 294,652 shares (78,652 shares after the offering) beneficially owned as the general partner of a partnership, the limited partner of which is one of Mr. Koplow's minor children. Does not include 714,306 shares (191,306 shares after the offering) held by Mr. Koplow's wife, Florence Koplow. Mr. Koplow disclaims beneficial ownership of all such shares.
 (4) Mrs. Koplow served as Secretary and Director of Office Specialists, Inc. prior to its acquisition by the Company. Includes 546,778 shares (146,178 shares after the offering) beneficially owned as co-trustee of two trusts for the benefit of Mrs. Koplow's children. Does not include 714,306 shares (191,306 shares after the offering) held by Mrs. Koplow's husband, Richard A. Koplow.
 (5) Mr. Derito serves as President of Office Specialists, Inc. and previously served as Chief Executive Officer, President and Vice Chairman of the Board of Office Specialists, Inc. prior to its acquisition by the Company.
 (6) Mr. Koplow is the son of Richard and Florence Koplow.
 (7) Mr. Whalen served as President and Director of Office Specialists, Inc. from 1995 until 1997.
 (8) Ms. McDonough served as Senior Vice President of Office Specialists, Inc. prior to its acquisition by the Company.
 (9) The Brent Road Limited Partnership is a limited partnership of which Richard A. Koplow is the general partner and one of Mr. Koplow's minor children is the limited partner.
(10) The Lexington Trust is a trust for the benefit of Richard and Florence Koplow's children, of which Richard and Florence Koplow are the co-trustees.
(11) The Concord Trust is a trust for the benefit of Richard and Florence Koplow's children, of which Richard and Florence Koplow are the co-trustees.
(12) Ms. Phillips serves as an employee of Schwab-Carrese Associates, Inc., a wholly owned subsidiary of the Company, and previously served as Senior Vice President and Managing Director of Schwab-Carrese Associates, Inc. prior to its acquisition by the Company.
(13) Mr. Carrese serves as an employee of Schwab-Carrese Associates, Inc., a wholly owned subsidiary of the Company, and previously served as Secretary/Treasurer of Schwab-Carrese Associates, Inc. prior to its acquisition by the Company.
(14) Mr. Schwab serves as Chief Executive Officer and President of Manchester, Inc., a wholly owned subsidiary of the Company, and previously served as President of Schwab-Carrese Associates, Inc. prior to its acquisition by the Company.
(15) Mr. Grant serves as an employee of Schwab-Carrese Associates, Inc., a wholly owned subsidiary of the Company, and previously served as Executive Vice President of Schwab-Carrese Associates, Inc. prior to its acquisition by the Company.

                             PLAN OF DISTRIBUTION

  The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges including the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of the Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; and (e) through the writing of options on the Shares. See "Selling Shareholders."

  If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the 1933 Act under certain circumstances. In effecting sales, brokers or dealers engaged by the Selling Stockholder and/or purchasers of the Shares may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus. From time to time the Selling Stockholders may engage in short sales, short sales versus the box, puts and calls, contracts for future sale, and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith. The Company will bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with the sale of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities including liabilities under the 1933 Act.

  The Selling Stockholders and any broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act.

                                LEGAL OPINIONS

  A legal opinion to the effect that the Shares offered hereby by the Selling Shareholders are validly issued, fully paid and non-assessable has been rendered by LeBoeuf, Lamb, Greene & MacRae, L.L.P., Jacksonville, Florida, counsel to the Company.

                                    EXPERTS

  The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus, have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHARE-HOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SO-LICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SO-LICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   2
THE COMPANY................................................................   3
SELLING SHAREHOLDERS.......................................................   3
PLAN OF DISTRIBUTION.......................................................   5
LEGAL OPINIONS.............................................................   5
EXPERTS....................................................................   6

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                               2,423,620 SHARES

                                   ACCUSTAFF
                                 INCORPORATED

                                 COMMON STOCK

                               ----------------
                              P R O S P E C T U S
                               ----------------



                                       , 1998

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Registration fee to SEC.......................................... $24,580
      Accounting fees and expenses.....................................  10,000
      Legal fees and expenses..........................................  10,000
      Miscellaneous expenses...........................................  10,000
                                                                        -------
        Total.......................................................... $54,580
                                                                        =======

  The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders. The Selling Shareholders will bear any brokerage commissions, discounts and other costs associated with the sale of the Shares. The Company has agreed to indemnify the Selling Shareholders against certain liabilities including liabilities under the 1933 Act.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article 10 of the Bylaws of the Registrant require the Registrant, to the fullest extent permitted or required by the Florida Business Corporation Act (the "FBCA"), to (i) indemnify its directors against any and all liabilities and (ii) advance any and all reasonable expenses, incurred in any proceeding to which any such director is a party or in which such director is deposed or called to testify as a witness because he or she is or was a director of the Registrant.

  The Registrant's Bylaws also provide that the Registrant may purchase insurance on behalf of one or more of its directors, irrespective of whether the Registrant would be obligated to indemnify or advance expenses to such director. The Registrant has purchased insurance to protect directors, officers, employees or other agents and the Registrant from any liability asserted against them for acts taken or omissions occurring in their capacities as such.

  Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  Section 607.0850(2) of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

  Section 607.0850(3) of the FBCA provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsections (1) and (2) of Section 607.0850 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

  Section 607.0850(4) provides that any indemnification under subsections (1) and (2) of Section 607.0850, unless determined by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (1) and (2) of Section 607.0850. Such determination shall be made:

    (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

    (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

    (c) by independent legal counsel:

      (1) selected by the board of directors as prescribed in paragraph (a) or a committee selected as prescribed in paragraph (b); or

      (2) if no quorum of directors can be obtained under paragraph (a) no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

    (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

  Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

  Section 607.0850(7) of the FBCA states that indemnification and advancement of expenses are not exclusive and empowers the corporation to make any other further indemnification or advancement of expenses of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee or agent (a) violated criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from such transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

  Section 607.0850(9) of the FBCA permits any director, officer, employee or agent who is or was a party to a proceeding to apply for indemnification or advancement of expenses to any court of competent jurisdiction. Section 607.0850(12) of the FBCA permits a corporation to purchase and maintain insurance for a director, officer, employee or agent against any liability incurred in his or her official capacity or arising out of his or her status as such regardless of the corporation's power to indemnify him or her against such liability under this section.

  According to Section 607.0831 of the FBCA, a director is not personally liable for monetary damages to the Registrant or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the director derived improper personal benefit; (iii) a violation of Section 607.0834 of the FBCA, which concerns unlawful payment of dividends; (iv) in a proceeding by or in the right of the corporation or a proceeding by or in the right of someone other than the corporation or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  The following exhibits are filed as part of this Registration Statement:

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   4.1   Articles of Incorporation, as amended, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December
         31, 1995 (File No. 0-24484).
   4.2   Bylaws, as amended, incorporated by reference to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996
         (File No. 0-24484).
   5.1   Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
  23.1   Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
         5.1).
  23.2   Consent of Coopers & Lybrand L.L.P.
  24.1   Power of Attorney (included as part of the signature page hereto)

ITEM 17. UNDERTAKINGS.

 A. Rule 415 Offerings.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the 1933
  Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  Provided, however, That paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 B. Subsequent Documents Incorporated by Reference.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

 C. Indemnification of Officers, Directors and Controlling Persons.

  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

 D. Prospectus in a Registration Statement at the Time of Effectiveness.

  The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Florida, on March 18, 1998.

                                       ACCUSTAFF INCORPORATED

                                                 /s/ Derek E. Dewan
                                       By:____________________________________
                                       Name: Derek E. Dewan
                                       Title: Chairman, President and Chief
                                        Executive Officer

                               POWER OF ATTORNEY

  KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney and each of them (with full power in each to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 18, 1998.

              SIGNATURE                      TITLE

    /s/   Derek E. Dewan             Chairman, President, Chief
-----------------------------------   Executive Officer and
          Derek E. Dewan              Director (principal
                                      executive officer)

    /s/  Michael D. Abney            Senior Vice President, Chief
-----------------------------------   Financial Officer,
         Michael D. Abney             Secretary, Treasurer and
                                      Director (principal
                                      financial officer)

    /s/  Robert P. Crouch            Vice President and
-----------------------------------   Controller (principal
         Robert P. Crouch             accounting officer)

    /s/John K. Anderson, Jr.         Director
-----------------------------------
       John K. Anderson, Jr.

    /s/   T. Wayne Davis             Director
-----------------------------------
          T. Wayne Davis

    /s/   Daniel M. Doyle            Director
-----------------------------------
          Daniel M. Doyle

    /s/   Peter J. Tanous            Director
-----------------------------------
          Peter J. Tanous

                                 EXHIBIT INDEX

Exhibit No.    Description

  4.1 Articles of Incorporation, as amended, incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24484).

  4.2 Bylaws, as amended, incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 0-24484).

  5.1          Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

  23.1         Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in
               Exhibit 5.1).

  23.2         Consent of Coopers & Lybrand L.L.P.

  24.1 Power of Attorney (included as part of the signature page hereto).